Exhibit 3.16

FILED	PAID
MAR 03 1995	MAR 6 1995
GEORGE H. RYAN
SECRETARY OF STATE
ARTICLES OF INCORPORATION
OF
AMERICAN DISPOSAL SERVICES OF ILLINOIS, INC.
     The undersigned incorporator, being a natural person over the age of 18, for purposes of forming a corporation under the Illinois Business Corporation Act, does hereby adopt the following Articles of Incorporation:
     ONE. The name of the corporation is:
     AMERICAN DISPOSAL SERVICES OF ILLINOIS, INC.
     TWO. The nature of the business and the purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of Illinois.
     THREE. The address, including the street, number, city and county, of the corporation’s registered office in this state is 208 South LaSalle Street, Chicago, Cook County, Illinois 60604; the name of the corporation’s registered agent at such address is CT Corporation System.
     FOUR. The name and mailing address of each incorporator is as follows:

Name	Mailing Address
W. Chris Coleman	Tenth Floor
Two Leadership Square
Oklahoma City, Oklahoma 73102
     FIVE. The total number of shares of capital stock which the corporation shall have authority to issue is 25,000 shares, designated as Common Stock, par value $1.00 per share.
     SIX. The Corporation proposes to issue 1,000 shares of Common Stock in exchange for a total of $1,000 without further report to the Secretary of State.
     SEVEN. For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, its directors and its shareholders or any class thereof, as the case may be, it is further provided that:
     (a) Elections of directors need not be by written ballot.
     (b) Prior to receipt of any payment for any of the corporation’s stock, the bylaws of the corporation shall be adopted, amended or repealed by the incorporator. Thereafter, the power to adopt, amend or repeal the bylaws is conferred on the board of directors.
     EIGHT. To the fullest extent permitted by the Illinois Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.
     NINE. The Corporation reserves the right to amend, alter, change, or repeal any provisions herein contained, in the manner now or later prescribed by statute. All rights, powers, privileges, and discretionary authority granted or conferred upon shareholders or directors are granted subject to this reservation.
     I, the undersigned, for the purpose of forming a corporation under the laws of the State of Illinois, do make, file and record these Articles of Incorporation, and do certify that the facts herein stated are true, that this instrument is my act and deed and I have accordingly hereunto set my hand this 2nd day of March, 1995.

/s/ W. Chris Coleman
W. Chris Coleman
Incorporator

EXPEDITED
MAR 3 1995
SECRETARY OF STATE

Form BCA-10.30	ARTICLES OF AMENDMENT	FILE # 5822-691-2
(Rev. Jan. 1995) George H. Ryan Secretary of State Department of Business Services Remit Payment in check or money order, payable to “Secretary of State”.	FILED SEP 04 1997 GEORGE H. RYAN SECRETARY OF STATE	SUBMIT IN DUPLICATE This space for use by Secretary of State Date 9-4-97 Franchise Tax $
* The filing fee for articles of amendment — $25.00		Filing Fee* $25.0 Penalty $

Approved: /s/ [ILLEGIBLE] PAID SEP 05 1997
1.	CORPORATE NAME: AMERICAN DISPOSAL SERVICES OF ILLINOIS, INC.
(Note 1)
2.	MANNER OF ADOPTION OF AMENDMENT:
The following amendment of the Articles of incorporation was adopted on 8.27 1997, in the manner indicated below. (“X” one box only)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
(Note 2)
☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)
☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)
☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
(Note 4)
☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by the shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
(Notes 4&5)
☑	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
(Note 5)
3.	TEXT OF AMENDMENT:
a.	When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:
ADS of Illinois, Inc. /s/ [ILLEGIBLE]

(NEW NAME)
EXPEDITED
SEP 04 1997
SECRETARY OF STATE
All changes other than name, include on page 2
(over)

Text of Amendment
b.	(if amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

4.	The manner, if not set, in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)
NO CHANGE
5.	(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)
NO CHANGE
(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)
NO CHANGE

	Before Amendment	After Amendment

Paid-in Capital	$	$

( Complete either Item 6 or 7 below. All signatures must in BLACK INK.)
6.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	August 28, 1997	American Disposal Services of Illinois, Inc.

(Exact Name of Corporation at date of execution

attested by	/s/ Ann L. Straw	by /s/ Richard De Young

	(Signature of Secretary or Assistant Secretary)	(Signature of President or Vice President)

	Ann L. Straw Secretary	Richard De Young

	(Type or Print Name and Title)	(Type or Print Name and Title)
7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.
OR
If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.
The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated , 19___